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                                                                      EXHIBIT 23




                          CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the registration statements of Regis Corporation on Form S-3 (File Nos. 333-28511, No. 33-82094, No. 33-86276, No. 33-89150, No. 33-92244, No. 33-96224, and No.
33-80337) and Form S-8 (File Nos. 33-44867 and No. 33-89882) of our reports dated August 22, 1997, on our audits of the consolidated financial statements and financial statement schedule of Regis Corporation as of June 30, 1997 and 1996, and for the years ended June 30, 1997, 1996, and 1995, which reports are incorporated by reference or included in its Annual Report on Form 10-K for the year ended June 30, 1997.


                                            COOPERS & LYBRAND L.L.P.



Minneapolis, Minnesota
September 24, 1997